Exhibit 23.4

CONSENT OF LEE KEELING AND ASSOCIATES, INC.

As independent oil and gas consultants, Lee Keeling and Associates, Inc. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84258, 33-89282, 33-88196, 333-07255, 333-27525, 333-30324, 333-46129, 333-30478, 333-52668, 333-67734, 333-67740, 333-109162, 333-118312, 333-118325, 333-126191, 333-135949 and 333-143990) and Form S-3 (File Nos. 333-130196 and 333-142720) of Chesapeake Energy Corporation of information from our reserve report dated February 14, 2008, entitled “Estimated Oil and Gas Properties Interest Owned by Chesapeake Energy Corporation Selected Properties Constant Prices and Expenses Effective Date January 1, 2008” and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about February 28, 2008.

By:	/s/ LEE KEELING AND ASSOCIATES, INC.
LEE KEELING AND ASSOCIATES, INC.

Tulsa, Oklahoma

February 28, 2008